Exhibit 99.2
The following supplemental information should be read in connection with Collegiate Funding Services Inc.’s Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2005.
Collegiate Funding Services, Inc.
Consolidated Statements of Income
(dollars in thousands, except per share amounts)
(unaudited except for year-to-date 2004)

	Quarters Ended					Quarters Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Year-	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Year-
	2005	2005	2005	2005	to-Date	2004	2004	2004	2004	to-Date
Net Revenue
Interest income	$54,074	$63,830	$—	$—	$117,904	$26,864	$31,194	$36,738	$44,721	$139,517
Interest expense	37,114	46,743			83,857	13,078	15,518	20,242	27,773	76,611

Net interest income	16,960	17,087			34,047	13,786	15,676	16,496	16,948	62,906
Provision for (reversal of) loan losses	583	2,205			2,788	927	(1,467)	726	769	955

Net interest income after provision for (reversal of) loan losses	16,377	14,882			31,259	12,859	17,143	15,770	16,179	61,951
Fee income	30,626	38,747			69,373	21,773	20,976	43,310	50,376	136,435

Net revenue	47,003	53,629			100,632	34,632	38,119	59,080	66,555	198,386
Expenses
Salaries and related benefits	16,011	17,269			33,280	13,981	16,172	17,423	16,390	63,966
Other selling, general and administrative expenses:
Marketing and mailing costs	10,560	14,126			24,686	6,425	10,887	17,501	11,646	46,459
Communications and data processing	1,931	2,115			4,046	1,708	1,799	2,274	2,271	8,052
Management and consulting fees	600	360			960	938	799	600	600	2,937
Professional fees	1,673	2,155			3,828	1,055	1,374	1,637	2,034	6,100
Depreciation and amortization	1,829	1,916			3,745	1,250	1,347	1,702	1,715	6,014
Other general and administrative	2,739	4,296			7,035	2,409	2,645	3,499	2,919	11,472

Total selling, general and administrative expenses	19,332	24,968			44,300	13,785	18,851	27,213	21,185	81,034
Swap interest (income) expense	(1,121)	(290)			(1,411)	1,582	2,023	643	(874)	3,374
Derivative and investment mark-to-market (income) expense	(306)	819			513	(226)	(5,888)	245	422	(5,447)

Total expenses	33,916	42,766			76,682	29,122	31,158	45,524	37,123	142,927

Income before income tax provision and accretion of dividends on preferred stock	13,087	10,863			23,950	5,510	6,961	13,556	29,432	55,459
Income tax provision	5,218	4,260			9,478	2,204	2,705	5,405	11,702	22,016

Income before accretion of dividends	7,869	6,603			14,472	3,306	4,256	8,151	17,730	33,443
Accretion of dividends on preferred stock						2,116	2,192	507		4,815

Net income	$7,869	$6,603	$—	$—	$14,472	$1,190	$2,064	$7,644	$17,730	$28,628

Weighted average common shares outstanding, diluted	32,379,960	32,413,322			32,413,187	22,912,108	22,925,616	30,710,055	32,351,370	27,254,317

Earnings per common share, diluted	$0.24	$0.20			$0.45	$0.05	$0.09	$0.25	$0.55	$1.05

     The following table sets forth, for the periods indicated, information regarding the total amounts and rates of interest income from interest-earning assets and interest expense from interest-bearing liabilities.

	Quarter ended
	March 31, 2005				June 30, 2005				September 30, 2005			December 31, 2005			Year-to-date 2005
	(unaudited)				(unaudited)				(unaudited)			(unaudited)			(unaudited)
			Average				Average				Average			Average			Average
		Interest	Rate			Interest	Rate			Interest	Rate		Interest	Rate		Interest	Rate
	Average	Income/	Earned/		Average	Income/	Earned/		Average	Income/	Earned/	Average	Income/	Earned/	Average	Income/	Earned/
Dollars in thousands	Balance	Expense	Paid		Balance	Expense	Paid		Balance	Expense	Paid	Balance	Expense	Paid	Balance	Expense	Paid
Interest-earning assets:
Cash and cash equivalents	$20,762	$330	6.45%		$18,218	$346	7.62%		$—	$—	—%	$—	$—	—%	$18,848	$676	7.23%
Restricted cash	139,503	905	2.63		178,645	1,455	3.27								159,452	2,360	2.98
Student loans	4,881,930	67,075	5.57		5,264,156	77,420	5.90								5,066,749	144,495	5.75
Department of Education rebate (1)		(12,904)	(1.07)			(13,827)	(1.05)									(26,731)	(1.06)
Amortization (2)		(1,332)	(0.11)			(1,586)	(0.12)									(2,918)	(0.12)

Student loans after Dept of Education rebate and amortization	4,881,930	52,839	4.39		5,264,156	62,007	4.73								5,066,749	114,846	4.57

Total interest-earning assets	$5,042,195	$54,074	4.35		$5,461,019	$63,808	4.69		$—	$—	—	$—	$—	—	$5,245,049	$117,882	4.53

Interest-bearing liabilities:
Asset-backed notes and lines of credit	$5,055,096	$36,649	2.94		$5,471,068	$46,279	3.39		$—	$—	—	$—	$—	—	$5,255,826	$82,928	3.18
Other debt obligations, net	14,512	436	12.18		14,564	437	12.04								14,538	873	12.11
Capital lease obligations	1,689	29	6.96		1,568	27	6.91								1,629	56	6.93

Total interest-bearing liabilities	$5,071,297	$37,114	2.97%		$5,487,200	$46,743	3.42%		$—	$—	%	$—	$—	%	$5,271,993	$83,857	3.21%

Net interest income and margin		$16,960	1.36	%(3)		$17,065	1.26	%(3)		$—	—%		$—	—%		$34,025	1.31	%(3)

(1)	Reflects the 1.05% per annum rebate fee on FFELP consolidation loans that is paid monthly divided by the average balance of student loans.

(2)	Represents the amortization of capitalized origination costs and purchase accounting adjustments, including the 0.50% fee payable to the Department of Education on the origination of FFELP loans.

(3)	Net interest margin is net interest income divided by the average total interest-earning assets.

     The following table sets forth, for the periods indicated, information regarding the total amounts and rates of interest income from interest-earning assets and interest expense from interest-bearing liabilities.

	Quarter ended
	March 31, 2004				June 30, 2004				September 30, 2004				December 31, 2004				Year-to-date 2004
(dollars in thousands)	(unaudited)				(unaudited)				(unaudited)				(unaudited)
			Average				Average				Average				Average				Average
		Interest	Rate			Interest	Rate			Interest	Rate			Interest	Rate			Interest	Rate
	Average	Income/	Earned/		Average	Income/	Earned/		Average	Income/	Earned/		Average	Income/	Earned/		Average	Income/	Earned/
	Balance	Expense	Paid		Balance	Expense	Paid		Balance	Expense	Paid		Balance	Expense	Paid		Balance	Expense	Paid
Interest-earning assets:
Cash and cash equivalents	$14,745	$185	5.05%		$11,994	$120	4.02%		$7,389	$139	7.48%		$8,865	$338	15.17%		$11,302	$782	6.92%
Restricted cash	92,122	226	0.99		189,097	348	0.74		141,298	586	1.65		115,105	687	2.37		140,213	1,847	1.32
Student loans	3,153,154	35,605	4.54		3,613,439	41,243	4.59		3,923,198	47,367	4.80		4,342,261	56,364	5.16		3,758,153	180,579	4.80
Department of Education rebate (1)		(8,487)	(1.08)			(9,581)	(1.07)			(10,411)	(1.05)			(11,535)	(1.06)			(40,014)	(1.06)
Amortization (2)		(665)	(0.08)			(936)	(0.10)			(943)	(0.10)			(1,133)	(0.10)			(3,677)	(0.10)

Student loans after Department of Education rebate and amortization	3,153,154	26,453	3.38		3,613,439	30,726	3.43		3,923,198	36,013	3.65		4,342,261	43,696	4.00		3,758,153	136,888	3.64

Total interest-earning assets	$3,260,021	$26,864	3.31		$3,814,530	$31,194	3.29		$4,071,885	$36,738	3.59		$4,466,231	$44,721	3.98		$3,909,668	$139,517	3.57

Interest-bearing liabilities:
Asset-backed notes and lines of credit	$3,283,244	$12,406	1.52		$3,845,178	$14,546	1.52		$4,103,620	$19,511	1.89		$4,491,591	$27,199	2.41		$3,936,086	$73,662	1.87
Other debt obligations, net	39,606	639	6.49		60,858	931	6.15		37,328	703	7.49		20,809	542	10.36		38,605	2,815	7.29
Capital lease obligations	1,871	33	7.09		1,752	41	9.41		1,709	28	6.52		1,808	32	7.04		1,782	134	7.52

Total interest-bearing liabilities	$3,324,721	$13,078	1.58%		$3,907,788	$15,518	1.60%		$4,142,657	$20,242	1.94%		$4,514,208	$27,773	2.45%		$3,976,473	$76,611	1.93%

Net interest income and margin		$13,786	1.70	%(3)		$15,676	1.65	%(3)		$16,496	1.61	%(3)		$16,948	1.51	%(3)		$62,906	1.61	%(3)

(1)	Reflects the 1.05% per annum rebate fee on FFELP consolidation loans that is paid monthly divided by the average balance of student loans.

(2)	Represents the amortization of capitalized origination costs and purchase accounting adjustments, including the 0.50% fee payable to the Department of Education on the origination of FFELP loans.

(3)	Net interest margin is net interest income divided by the average total interest-earning assets.

Net Portfolio Margin Analysis
The following table sets forth the net portfolio margin on average student loans and restricted cash for the periods indicated. We define net portfolio margin as being equal to the weighted average yield on loans and restricted cash after amortization of capitalized origination costs and purchase accounting adjustments, less the weighted interest expense on the debt we incur to finance the loans. A reconciliation of net portfolio margin to most comparable financial measurement has been prepared in accordance with GAAP is provided below. Management believes that net portfolio margin provides investors with information that is useful in evaluating the earnings performance of our loan portfolio.
Non-GAAP

	Quarter ended
	March 31, 2005		June 30, 2005		September 30, 2005		December 31, 2005		Year-to-Date 2005
	Dollars	%	Dollars	%	Dollars	%	Dollars	%	Dollars	%
(dollars in thousands)	(unaudited)		(unaudited)		(unaudited)		(unaudited)
Student loan and restricted cash yield	$67,980	5.49%	$78,875	5.81%	$—	—	$—	—	$146,855	5.66%
Department of Education rebate (1)	(12,904)	(1.04)	(13,827)	(1.02)					(26,731)	(1.03)
Amortization (2)	(1,332)	(0.11)	(1,586)	(0.11)					(2,918)	(0.11)

Net student loan and restricted cash yield	53,744	4.34	63,462	4.68					117,206	4.52

Asset-backed notes and lines of credit	(36,649)	(2.96)	(46,279)	(3.41)					(82,928)	(3.20)

Net portfolio margin	17,095	1.38	17,183	1.27					34,278	1.32

Floor income	(2,076)	(0.17)	(759)	(0.06)					(2,835)	(0.11)

Net portfolio margin net of floor income	$15,019	1.21%	$16,424	1.21%	$—	—	$—	—	$31,443	1.21%

Reconciliation to net interest income:
Net portfolio margin net of floor income	$15,019		$16,424		$—		$—		$31,443
Plus: interest income on cash and cash equivalents	330		346						676
Less: interest expense on other debt obligations, net	(436)		(437)						(873)
Less: interest expense on capital lease obligations	(29)		(27)						(56)
Plus: floor income	2,076		759						2,835

Net interest income	$16,960		$17,065		$—		$—		$34,025

Average balance of student loans and restricted cash	$5,021,433		$5,442,801		$—		$—		$5,226,201

(1)	Reflects the 1.05% per annum rebate fee on FFELP consolidation loans that is paid monthly divided by the average balance of students loans and restricted cash.

(2)	Represents the amortization of capitalized origination costs and purchase accounting adjustments, including the 0.50% fee payable to the Department of Education on the origination of FFELP loans.

Net Portfolio Margin Analysis
The following table sets forth the net portfolio margin on average student loans and restricted cash for the periods indicated. We define net portfolio margin as being equal to the weighted average yield on loans and restricted cash after amortization of capitalized origination costs and purchase accounting adjustments, less the weighted interest expense on the debt we incur to finance the loans. A reconciliation of net portfolio margin to most comparable financial measurement has been prepared in accordance with GAAP is provided below. Management believes that net portfolio margin provides investors with information that is useful in evaluating the earnings performance of our loan portfolio.
Non-GAAP

	Quarter ended
	March 31, 2004		June 30, 2004		September 30, 2004		December 31, 2004		Year-to-Date 2004
	Dollars	%	Dollars	%	Dollars	%	Dollars	%	Dollars	%
(dollars in thousands)	(unaudited)		(unaudited)		(unaudited)		(unaudited)
Student loan and restricted cash yield	$35,831	4.44%	$41,591	4.40%	$47,953	4.69%	$57,051	5.09%	$182,426	4.68%
Department of Education rebate (1)	(8,487)	(1.05)	(9,581)	(1.01)	(10,411)	(1.02)	(11,535)	(1.03)	(40,014)	(1.03)

Amortization (2)	(665)	(0.08)	(936)	(0.10)	(943)	(0.09)	(1,133)	(0.10)	(3,677)	(0.09)

Net student loan and restricted cash yield	26,679	3.31	31,074	3.29	36,599	3.58	44,383	3.96	138,735	3.56

Asset-backed notes and lines of credit	(12,406)	(1.54)	(14,546)	(1.54)	(19,511)	(1.91)	(27,199)	(2.43)	(73,662)	(1.89)

Net portfolio margin	14,273	1.77	16,528	1.75	17,088	1.67	17,184	1.53	65,073	1.67

Floor income	(6,537)	(0.81)	(6,358)	(0.67)	(5,038)	(0.49)	(4,103)	(0.37)	(22,036)	(0.57)

Net portfolio margin net of floor income	$7,736	0.96%	$10,170	1.08%	$12,050	1.18%	$13,081	1.16%	$43,037	1.10%

Reconciliation to net interest income:
Net portfolio margin net of floor income	$7,736		$10,170		$12,050		$13,081		$43,037
Plus: interest income on cash and cash equivalents	185		120		139		338		782
Less: interest expense on other debt obligations, net	(639)		(931)		(703)		(542)		(2,815)
Less: interest expense on capital lease obligations	(33)		(41)		(28)		(32)		(134)
Plus: floor income	6,537		6,358		5,038		4,103		22,036

Net interest income	$13,786		$15,676		$16,496		$16,948		$62,906

Average balance of student loans and restricted cash	$3,245,276		$3,802,536		$4,064,496		$4,457,366		$3,898,366

(1)	Reflects the 1.05% per annum rebate fee on FFELP consolidation loans that is paid monthly divided by the average balance of students loans and restricted cash.

(2)	Represents the amortization of capitalized origination costs and purchase accounting adjustments, including the 0.50% fee payable to the Department of Education on the origination of FFELP loans.